                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                          EXIGENT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                                                59-3379927
(State of Incorporation)                                       (IRS Employer
                                                          Identification Number)

                                1225 Evans Road
                         Melbourne, Florida 32904-2314
                                (407) 723-3999
                         (Address of principal office)



Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                          [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                       [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                 Common Shares of Exigent International, Inc.
                                Par Value $.01

         Common Stock Purchase Warrants of Exigent International, Inc.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The registrant wishes to register its Common Shares and Common Stock Purchase Warrants which are fully described in the S-1 Registration Statement filed with the Securities and Exchange Commission on Form S-1 pursuant to the Securities Act of 1933 under File No. 333-5753 and incorporated herein by reference.

Item 2.   Exhibits.

          Incorporated in this registration statement are the following exhibits:

          1. The following documents filed by the registrant with the Securities and Exchange Commission under Registration No. 333-5753 are incorporated herein by reference and made a part hereof:

               (1) Amended and Restated Certificate of Incorporation of Exigent International, Inc.
               (2)  Bylaws of Exigent International, Inc.
               (3) Common Stock Purchase Warrant Agreement Between Exigent International, Inc. and Warrant Agent.

          23.  Consent of Certified Public Accountants

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            Exigent International, Inc.

                                            Date: 12/31/96
                                                 ---------

                                            By: /s/ Jeffrey C. Clift
                                               ---------------------
                                               Jeffrey C. Clift
                                               President


                                       2